SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
October 2, 2020
(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 8.01	OTHER EVENTS

On October 2, 2020, Extra Space Storage LP (the “Company”) issued a notice of full redemption pursuant to the Indenture, dated as of September 21, 2015 (the “Indenture”), among the Company, Extra Space Storage Inc., as guarantor (the “Guarantor”), and Wells Fargo Bank, N.A., as trustee and paying agent, governing its 3.125% Exchangeable Senior Notes due 2035 (CUSIP No. 30225VAD9) (the “Notes”). The Company announced that it intends to redeem all of its outstanding Notes on November 2, 2020 (such date, the “Redemption Date”) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.
The Notes may be exchanged into shares of the Guarantor’s common stock, par value $0.01 per share, subject to the terms, conditions and adjustments specified in the Indenture and the Notes prior to 5:00 p.m. New York City Time on October 29, 2020, the second scheduled trading day prior to the Redemption Date. As of October 2, 2020, the Notes are exchangeable at an Exchange Price (as defined in the Indenture) of approximately $90.91 per share and an Exchange Rate of 11.0001 shares of the Guarantor’s common stock per $1,000 principal amount of Notes.
The redemption is being made solely pursuant to the Company’s Notice of Full Redemption dated October 2, 2020, which will deliver to the registered holders of the Notes by Wells Fargo Bank, N.A., as trustee and paying agent. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date:	October 2, 2020	By	/s/ P. Scott Stubbs
			Name:	P. Scott Stubbs
			Title:	Executive Vice President and Chief Financial Officer